Exhibit 2


                                   Law Offices
                                 AYERS & STOLTE
                           A PROFESSIONAL CORPORATION
                         HAMILTON PROFESSIONAL BUILDING
                             730 N. HAMILTON STREET
                          RICHMOND VIRGINIA 23221-2035
                                 (800) 358-1731
                               FAX (804) 864-0893
                         FAX (804) 358-6206 REAL ESTATE

CHARLES E. AYERS, JR.                                         OF COUNSEL
SCOTT DAVID STOLTE                                            J.P. DOYLE
REINER H. SMITH                                               ____________
DONALD E. BURGESS
                                                              J RUPPO HICKS
                                                              1967-1995
                                   May 1, 2006

Mr. John Bader                          Via Fax (817) 737-4594 Only
6000 Curzon Avenue
Ft. Worth, Texas 76116

         RE:      Unioil Option

Dear John:

         This is to confirm our conversation this morning that Jack Merritts has filed your 13D and Form 3 with the Securities and Exchange Commission. The 2005 10-K for Unioil will not be filed probably until tomorrow. Therefore, I need an extension on your Stock Option Agreement in order to have an opportunity to get it funded. David Cohen would not move forward until all of the filings are current with the Securities and Exchange Commission.

         I would like an extension on your Stock Option Agreement until Friday, June 30, 2006. I should be able to travel in about 10 days, as soon as my back surgery has healed a little more, and I promise you that I will try to get it funded as quickly as possible. You indicated that you were going to be out of the Country and that there should be no funds sent or communication had with your office until you have returned. I will see that that request is honored. Please acknowledge the extension by signing in the space provided below and returning it to me at your earliest convenience via fax and mailing an original to me via regular mail.

                                                Sincerely,

                                                /s/ Charles E. Ayers, Jr.
                                                Charles E. Ayers, Jr.

CEAjr/kls

SEEN AND AGREED TO:

    /s/ John Bader
-----------------------------
John Bader

    /s/ D. David Cohen
-----------------------------
OPTIONEE